Exhibit 32

1350 CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Jeffrey Rutherford, the Chairman, Interim President and Interim Chief Executive Officer of Edgewater Technology, Inc. (the “Company”), and Paul McNeice, the Interim Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, to which this Certification is attached as Exhibit 32 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2018	/s/ JEFFREY RUTHERFORD
Jeffrey Rutherford
Chairman, Interim President and Interim Chief Executive Officer (Principal Executive Officer)

Date: August 9, 2018	/s/ PAUL MCNEICE
Paul McNeice
Interim Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.